Exhibit 99.1

Vital Therapies Announces fourth quarter and full year 2016 Financial Results

SAN DIEGO, March 7, 2017 (GLOBE NEWSWIRE) -- Vital Therapies, Inc. (Nasdaq: VTL), a biotherapeutic company developing ELAD®, a cell-based therapy targeting the treatment of acute forms of liver failure, today announced results for the fourth quarter and fiscal year ended December 31, 2016.

Key Recent Developments

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Fifty-three subjects have now been enrolled at sites in the United States and Europe in VTL-308, the Company’s phase 3 randomized, controlled, open-label trial, designed to evaluate the ELAD System in subjects with severe acute alcoholic hepatitis (sAAH). There are now 40 sites open for enrollment in VTL-308. The enrollment rate has accelerated over the past 3 months to about 9 subjects per month and the Company continues to expect to report topline data around mid-2018.

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The Company entered into a collaboration with Drexel University in Philadelphia and the University of Birmingham in the UK, two of the key clinical sites that participated in VTI-208 and are also VTL-308 clinical sites. The collaboration is exploring the potential for ELAD to resuscitate marginal donor livers and thereby increase the supply of livers available for transplantation.

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An oral presentation entitled "Early Change in Bilirubin Level (ECBL) as a Surrogate for Outcome in ELAD Clinical Study of Severe Alcoholic Hepatitis (sAH)" was made at the Asian Pacific Association for the Study of the Liver (APASL) meeting in Shanghai, China, on February 19, 2017. The presenter was Dr. Tarek Hassanein, a physician investigator in the VTI-208 and VTL-308 clinical trials from the Southern California Research Center, Coronado, CA, United States. The presentation can be found on the Company’s Investor Relations web site under the "Clinical Publications and Presentations" section.

15010 Avenue of Science, Suite 200, San Diego, California, USA 92128
Tel 858.673.6840 • Fax 858-673-6843
www.vitaltherapies.com

Fourth Quarter 2016 Financial Results

Cash Position

Cash and cash equivalents at December 31, 2016, totaled $60.0 million compared to $83.4 million at December 31, 2015. The Company believes its cash position is sufficient to fund the Company through the first quarter of 2018.

Results of Operations

Three Months Ended December 31, 2016

The Company reported a net loss of $11.7 million for the three months ended December 31, 2016, which compared with a net loss of $9.9 million for the same prior year period. This resulted in a net loss attributable to common stockholders of $0.37 per share for the three months ended December 31, 2016, as compared to a net loss of $0.34 per share for the corresponding period in 2015, on both a basic and diluted basis. These per share figures are based on weighted-average common shares outstanding of 32,083,830 shares and 28,578,955 shares, respectively, with the increase in common shares outstanding at December 31, 2016 primarily resulting from the Company’s follow-on offering in the fourth quarter of 2015 and from shares issued under the Company’s at-the-market sales agreement.

Research and development expenses increased to $8.9 million during the three months ended December 31, 2016 as compared to $6.8 million in the three months ended December 31, 2015. This was primarily due to an increase in clinical trial and related costs in comparison to the prior year period. General and administrative expenses were $3.0 million for the three months ended December 31, 2016, compared to $3.1 million in the prior year period.

Conference Call Details

Vital Therapies will host a conference call to discuss these results and provide a corporate update today at 4:30 PM ET, which will be open to the public. The conference call dial-in numbers are (855) 765-5682 for domestic callers and (919) 825-3204 for international callers. The conference ID number for the call is 78309371. Participants can access the live webcast via a link on the Vital Therapies website in the Investor Relations section under “Events” at: http://ir.vitaltherapies.com/.

For those unable to listen in at the designated time, a conference call replay will be available for one week following the conference call. The conference call replay numbers for domestic and international callers are (855) 859-2056 and (404) 537-3406, respectively. The conference ID number for the replay is 78309371.

About Vital Therapies, Inc.

Vital Therapies, Inc. is a biotherapeutic company developing a cell-based therapy targeting the treatment of acute forms of liver failure. The Company’s ELAD System is an extracorporeal human allogeneic cellular liver therapy currently in phase 3 clinical trials. Vital Therapies, Inc. is based in San Diego, California. Vital Therapies® and ELAD® are trademarks of Vital Therapies, Inc.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning or implying the timing and conduct of our clinical trials, and regarding our projected cash runway. Forward-looking statements are based on management's current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks and uncertainties include, but are not limited to, difficulty obtaining or maintaining regulatory approval in the United States or Europe, in particular for a combination product and open-label clinical trials; the timing of incurring costs for activities to support our clinical trials and any applications for marketing approval; whether or when we begin building any significant commercial infrastructure; our limited experience in conducting pivotal clinical trials and significant issues regarding our clinical trials, including, but not limited to, the successful opening and the continued participation of clinical sites and their ongoing adherence to protocols, assumptions regarding enrollment rates, timing and availability of subjects meeting inclusion and exclusion criteria, changes to protocols or regulatory requirements, and the need to comply with and meet applicable laws and regulations, and unexpected adverse events or safety issues. There can be no assurance that data from any of our clinical trials will be sufficient to support an application for marketing in any country or that any such application will ever be approved. These and other risks regarding our business are described in detail in our Securities and Exchange Commission filings, including in our Annual Report on Form 10-K for the year ended December 31, 2016. These forward-looking statements speak only as of the date hereof, and Vital Therapies, Inc. disclaims any obligation to update these statements except as may be required by law.

Contact:

Vital Therapies, Inc.
Al Kildani
Vice President, Investor Relations and Business Development
858-673-6840
akildani@vitaltherapies.com

Vital Therapies, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	December 31,
	2016	2015

Cash and cash equivalents	$59,991	$83,416
Restricted cash, prepaid expenses and other current assets	1,472	1,672
Property and equipment, net	2,505	3,809
Other assets	58	184
Total assets	$64,026	$89,081

Accounts payable, accrued expenses and other current liabilities	$5,480	$6,655
Long-term liabilities	100	101
Stockholders' equity	58,446	82,325
Total liabilities and stockholders' equity	$64,026	$89,081

Vital Therapies, Inc.
Condensed Consolidated Statements of Operations
(unaudited and in thousands, except per share data)

	Three Months		Year
	Ended December 31,		Ended December 31,
	2016	2015	2016	2015
Operating expenses:
Research and development	$8,862	$6,829	$30,046	$39,773
General and administrative	2,963	3,061	11,220	12,347
Total operating expenses	11,825	9,890	41,266	52,120
Loss from operations	(11,825)	(9,890)	(41,266)	(52,120)
Other income	91	31	297	97
Net loss	$(11,734)	$(9,859)	$(40,969)	$(52,023)

Net loss per share, basic and diluted	$(0.37)	$(0.34)	$(1.31)	$(2.07)
Weighted-average common shares
outstanding, basic and diluted	32,083,830	28,578,955	31,387,579	25,152,948

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